Exhibit 99.1

Marvell Technology Group Ltd. Receives Additional Notice from Nasdaq

Santa Clara, California (June 18, 2007) — Marvell Technology Group Ltd. (Nasdaq: MRVL) today announced that it has received a notice from the NASDAQ Stock Market dated June 11,2007 stating that the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) because the Company has not timely filed its Quarterly Report on Form 10-Q for the fiscal quarter ended April 28, 2007 and, therefore, its common stock continues to be subject to delisting from The Nasdaq Global Select Market. Marvell received similar notices on March 30, 2007, December 8, 2006, and September 8, 2006 due to the delay in filing its Form 10-K for the fiscal year ended January 27, 2007 and its Forms 10-Q for the fiscal quarters ended October 28, 2006 and July 29, 2006.  As previously disclosed, a special committee of the Company’s Board of Directors has conducted an internal review relating to the Company’s historical stock option practices and related accounting matters.  The Company is working diligently to complete the restatement of its historical financial statements and file its delayed Forms 10-Q and Form 10-K as soon as practicable.

On May 25, 2007, the NASDAQ Listing and Hearing Review Council issued a decision staying any delisting action and granting an extension to June 26, 2007 for Marvell to file its Form 10-K for the fiscal year ended January 27, 2007 and its Forms 10-Q for the fiscal quarters ended October 28, 2006 and July 29, 2006.  Marvell intends to make an additional submission to the Listing Council regarding its plans to file the Form 10-Q for the fiscal quarter ended April 28, 2007.  There can be no assurance that the outcome of the Listing Council’s review will be favorable to Marvell or that Marvell will remain listed on The Nasdaq Global Select Market.

About Marvell

Marvell (NASDAQ: MRVL) is a leader in storage, communications and consumer silicon solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), RADLAN Computer Communications Ltd., and SysKonnect GmbH.  MSI is headquartered in Santa Clara, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.    These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.   These risks and uncertainties include, but are not limited to, the timing and outcome of the NASDAQ review process, the conclusions of the Company’s management, audit committee, Board and independent accountants based on the results of the special committee’s review, the timing of the completion by the Company’s independent auditors of its audit process regarding the Company’s financial statements, any unanticipated delay in the preparation and filing of the Company’s required reports with the Securities and Exchange Commission, and any inability to meet NASDAQ requirements for continued listing of the Company’s shares.  For other factors that could cause Marvell’s results to vary from expectations, please see the sections titled “Risk Factors” in Marvell’s quarterly report on Form 10-Q for the fiscal quarter ended April 29, 2006, “Additional Risk Factors” in Marvell’s Form 8-K filed on October 17, 2006, “Other Events” in Marvell’s Form 8-K filed on April 2, 2007, and other factors detailed from time to time in Marvell’s filings with the Securities and Exchange Commission.  Marvell undertakes no obligation to revise or update publicly any forward-looking information.